                                                                    EXHIBIT 99.4


                           CONSENT OF ROBERT J. WATSON

         I consent to the use of my name as a Director nominee in the section "Management" in the Registration Statement to be filed by Strategic Hotel Capital, Inc. on Form S-11 and the related Prospectus and any amendments thereto.

Dated: April 8, 2004


                                       /s/ ROBERT J. WATSON
                                       --------------------------------
                                       ROBERT J. WATSON